UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(857) 399-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On January 24, 2022, TScan Therapeutics, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (FDA) has cleared its investigational new drug (IND) application to evaluate TSC-100 for the treatment of patients with hematologic malignancies who are undergoing allogeneic hematopoietic cell transplantation. The press release also announced that the FDA separately indicated that the Company’s IND for TSC-101 targeted to the lineage-specific blood cell antigen HA-2 has been placed on hold pending additional assessment of the risk of off-tumor reactivity for TSC-101. The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 on this Current Report on Form 8-K.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by TScan Therapeutics, Inc. on January 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: January 24, 2022	By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer